UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2022

Inari Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, William Hoffman notified Inari Medical, Inc. (the “Company”) of his decision to resign as Chief Executive Officer and President of the Company, effective as of December 31, 2022 (the “Effective Date”). Following the effective date of the resignation, Mr. Hoffman will continue in his role as a member of the Company’s Board of Directors and will be eligible to receive compensation for such service under the Company’s non-employee director compensation program. Mr. Hoffman’s outstanding equity awards will continue to vest in accordance with their terms subject to his continued service to the Company as a member of the Board of Directors of the Company.

On August 1, 2022, the Board of Directors of the Company approved the appointment of Andrew Hykes as the Chief Executive Officer and President of the Company, succeeding Mr. Hoffman in this role, and as a member of the Board of Directors of the Company, in each case following the Effective Date. Mr. Hykes will report directly to the Board of Directors in his new role.

Mr. Hykes, age 49, has served as the Company’s Chief Operating Officer since October 2020 and previously served as the Company’s Chief Commercial Officer from September 2017 to October 2020. From November 2012 to January 2017, Mr. Hykes was the Vice President of Commercial Operations of Sequent Medical Inc., or Sequent Medical, a private company focused on catheter-based neurovascular therapies that was acquired by Terumo Corporation in July 2016. Prior to this, Mr. Hykes worked for Medtronic PLC, a public medical device company, from August 2002 to October 2012, where he held several positions including: Vice President of Marketing, Vice President of Clinical and Regulatory Affairs and Director of Investor Relations. From 1995 to 2000, Mr. Hykes worked in healthcare banking for ABN AMRO Bank. Mr. Hykes received his B.B.A. from the University of Wisconsin Madison and an M.B.A. from Harvard Business School.

Additional information regarding Mr. Hykes, including his compensation and any related party transactions, appears in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 14, 2022, under the headings “Executive Compensation” and “Certain Relationships and Related Party Transactions,” which information is incorporated herein by reference.

The Compensation Committee and Board of Directors of the Company will evaluate the compensation of Mr. Hykes as Chief Executive Officer and President of the Company at a later date. As an employee director, Mr. Hykes will not receive any compensation for his service as a member of the Board of Directors of the Company. There are no family relationships between Mr. Hykes and any of the Company’s directors or executive officers.

Item 8.01 Other Events.

On August 3, 2022, the Company issued a press release announcing these changes (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Inari Medical, Inc., dated August 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INARI MEDICAL, INC

Date:	August 3, 2022	By:	/s/ Mitchell Hill
Mitchell Hill Chief Financial Officer